MOUND, COTTON, WOLLAN & GREENGRASS
COUNSELLORS AT LAW

ONE RIVERFRONT PLAZA
	ONE BATTERY PARK PLAZA	NEWARK, NJ 07102 -5497
	NEW YORK, NY 10004-1486	(973) 242-2050

	(212) 804-4200	1700 CALIFORNIA STREET
SAN FRANCISCO. CA 94109-4590
	FAX: (212) 344-8066	(415) 434-4301

ALBERT J. PINZON	WWW.MOUNDCOTTON.COM	LONGBOW HOUSE
(212) 804-4207		1420 CHISWELL STREET
APINZON@MOUNDCOTTON.COM		LONDON EC1Y 47Y
(207) 638-3688

March 16, 2004

Zoolink Corporation
510-601 West Hastings Street
Vancouver, BC
Canada V6B 5A6

Re:	Zoolink Corporation
Registration Statement on Form SB-2

Gentlemen:

     This firm has been retained by Zoolink Corporation (the "Company"), in connection with the registration statement on Fowl SB-2 to be filed by the Company with the Securities and Exchange Commission relating to the sale of up to 5,028,409 shares of common stock (the "Registration Statement"). You have requested that we render our opinion as to whether the shares of common stock, par value $0.001 per share (the "Stock"), proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

In connection with the engagement, we have examined the following:

(1) the articles of incorporation of the Company;
(2) the bylaws of the Company;
(3) the Registration Statement; and
(4) resolutions of the Company's board of directors.

     We have also examined such other corporate records and documents as we deemed necessary under the circumstances.

MOUND, COTTON, WOLLAN & GREENGRASS

     Based upon the above examination, we are of the opinion that the Stock, when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, validly issues, fully paid and nonassessable.

     We are licensed to practice law solely in the State of New York, and we do not purport to express any opinion herein concerning any laws other than the laws of the State of New York and the federal laws. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any subsequent change in any matter discussed herein. Other than governmental agencies, no other person or entity may be furnished with a copy of this opinion by you or rely on this opinion without our express prior written consent.

     This firm consents to the use of this opinion as an exhibit to the Registration Statement and further consents to the use of the name of this firm wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

AJP:mr